Assured Guaranty Ltd.
March 31, 2026
Financial Supplement
This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the United States (U.S.) Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026. Certain prior year balances have been reclassified to conform to the current year’s presentation.

Cautionary Statement Regarding Forward Looking Statements

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty’s forward looking statements could be affected by many events. These events include: (i) significant changes in inflation, interest rates, the world’s credit markets or segments thereof, credit spreads, foreign exchange rates, tariff regimes or general economic conditions, including the possibility of a recession or stagflation; (ii) geopolitical risk, terrorism and political violence risk, including regional and global military conflicts, and strategic competition and trade confrontation; (iii) cybersecurity risk and the impacts of artificial intelligence, machine learning and other technological advances, including the possibility of malicious cyber attacks, dissemination of misinformation, and disruption of markets in which Assured Guaranty participates; (iv) the impact of a United States (U.S.) government shutdown and/or the possibility of payment defaults on the debt of the U.S. government or instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, and downgrades to their credit ratings; (v) developments in the world’s financial and capital markets, including stresses in banking institutions, and the possibility that increasing participation of unregulated financial institutions in these markets results in losses or lower valuations of assets, reduced liquidity and credit and/or contraction of these markets, that adversely affect repayment rates of insured obligors, Assured Guaranty’s insurance loss or recovery experience, or investments of Assured Guaranty; (vi) reduction in the amount or market rates of return of available insurance opportunities and/or the demand for Assured Guaranty’s insurance; (vii) the failure or ineffectiveness of Assured Guaranty’s risk mitigation strategies or activities, including distressed credit workouts, management of exposure limits, hedging activities, and the procurement of third party reinsurance for insured exposures; (viii) the possibility that investments made by Assured Guaranty for its investment portfolio do not result in the benefits anticipated or subject Assured Guaranty to negative consequences; (ix) the possibility that Assured Guaranty’s strategies or strategic transactions do not result in the benefits anticipated and/or subject Assured Guaranty to negative consequences; (x) the impact of the announcement of Assured Guaranty’s strategies on Assured Guaranty and the perception of Assured Guaranty by its investors, regulators, rating agencies, and employees; (xi) risks related to the expansion into annuity reinsurance and the launching of Assured Life Reinsurance Ltd.; (xii) the failure of Assured Guaranty to successfully integrate acquired businesses, including Assured Guaranty’s acquisition of Warwick Company (UK) Limited; (xiii) loss of key personnel; (xiv) the possibility that longevity, mortality, lapse, withdrawal or surrender experience in Assured Guaranty’s annuity reinsurance business is less favorable than the rates Assured Guaranty used in pricing its reinsurance agreements; (xv) the inability to control the business, management or policies of entities in which Assured Guaranty holds a noncontrolling interest; (xvi) the impact of market volatility on the fair value of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, contracts accounted for as derivatives, its committed capital securities, and its consolidated variable interest entities; (xvii) the possibility that budget or pension shortfalls, difficulties in obtaining additional financing, changes in applicable laws or regulations or other factors will result in credit losses or liquidity claims on obligations that Assured Guaranty insures or reinsures; (xviii) insured losses, including losses with respect to related legal proceedings, in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures; (xix) the possibility that underwriting insurance in new jurisdictions and/or covering new sectors, lines or classes of business does not result in the benefits anticipated or subjects Assured Guaranty to negative consequences; (xx) increased competition, including from new market entrants and alternative forms of credit protection; (xxi) any rating agency action in relation to Assured Guaranty, and/or of any securities Assured Guaranty has issued, and/or of transactions that Assured Guaranty has insured, including rating agency requirements to hold additional capital against insured exposures; (xxii) the inability of Assured Guaranty to access capital on acceptable terms or have sufficient liquidity to cover unexpected stress; (xxiii) noncompliance with, and/or changes in, applicable laws or regulations, including insurance, bankruptcy and tax laws, tariffs, or other governmental actions; (xxiv) the possibility that legal or regulatory decisions or determinations subject Assured Guaranty or obligations that it insures or reinsures to negative consequences; (xxv) difficulties or delays with the execution of Assured Guaranty’s business strategy; (xxvi) changes in applicable accounting policies or practices; (xxvii) public health crises, including pandemics and endemics, and the governmental and private actions taken in response to such events; (xxviii) natural or man-made catastrophes; (xxix) the impact of climate change on Assured Guaranty’s business and regulatory actions taken related to such risk; (xxx) other risk factors identified in AGL’s filings with the U.S. Securities and Exchange Commission; (xxxi) other risks and uncertainties that have not been identified at this time; and (xxxii) management’s response to these factors. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2026	2025
GAAP (1) Highlights
Net income (loss) attributable to AGL	$88	$176
Net income (loss) attributable to AGL per diluted share	$1.91	$3.44
Weighted average shares outstanding
Basic shares outstanding	44.9	50.0
Diluted shares outstanding	45.4	50.7
Effective tax rate on net income	(31.5)%	18.9%
GAAP return on equity (ROE) (2)	6.3%	12.7%

Non-GAAP Highlights (3)
Adjusted operating income (loss)	$115	$162
Adjusted operating income (loss) per diluted share (3)	$2.50	$3.18
Weighted average diluted shares outstanding	45.4	50.7
Effective tax rate on adjusted operating income (4)	(15.0)%	18.9%
Adjusted operating ROE (2)(3)	8.0%	11.2%

Components of adjusted operating income (loss) (3)
Financial Guaranty segment	$102	$168
Annuity Reinsurance segment	—	—
Asset Management segment	44	12
Corporate division	(15)	(20)
Other (5)	(16)	2
Adjusted operating income (loss)	$115	$162

Capital Returned to Common Shareholders
Common share repurchases (6)	$75	$120
Dividends	18	18
Total capital returned to common shareholders	$93	$138

Financial Guaranty Segment
Gross written premiums (GWP)	$70	$35
Present value of new business production (PVP) (3)	73	39
Gross par written	7,511	5,002
Effect of refundings, terminations and modifications on GAAP measures:
Net earned premiums, pre-tax	$(6)	$5
Fair value gains (losses) of credit derivatives, pre-tax	1	40
Net income effect (loss)	(4)	36
Net income per diluted share (loss)	(0.09)	0.70

Effect of refundings, terminations and modifications on non-GAAP measures:
Operating net earned premiums and credit derivative revenues (7), pre-tax	$(5)	$45
Adjusted operating income (loss) (7) effect	(4)	36
Adjusted operating income (loss) per diluted share (7)	(0.09)	0.70
1)    Accounting principles generally accepted in the United States of America (GAAP).
2)    Quarterly ROE calculations represent annualized returns. See page 6 for additional information on calculation.
3)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
4)    Represents the ratio of adjusted operating provision for income taxes to adjusted operating income before income taxes.
5)    Represents the effect of consolidating financial guaranty variable interest entities (FG VIEs) and consolidated investment vehicles (CIVs) (FG VIE and CIV consolidation).
6)    Excludes commissions.
7)    Condensed consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e., operating net earned premiums and credit derivative revenues) are non-GAAP measures and represent components of adjusted operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)

	As of
	March 31, 2026		December 31, 2025
	Amount	Per Share	Amount	Per Share
	(in millions, except per share amounts)
Shareholders’ equity attributable to AGL	$5,542	$124.28	$5,663	$125.32
Adjusted operating shareholders’ equity (1)	5,735	128.61	5,729	126.78
Adjusted book value (ABV) (1)	8,416	188.74	8,424	186.43
Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity	(8)	(0.19)	8	0.18
ABV	(13)	(0.29)	3	0.07

Shares outstanding at the end of period	44.6		45.2

Claims-paying resources (2)	$10,021		$10,094

	As of
	March 31, 2026	December 31, 2025
Exposure	(in billions)
Financial guaranty net debt service outstanding	$441.5	$440.8
Financial guaranty net par outstanding:
Investment grade	$270.0	$268.3
Below-investment-grade (BIG)	8.6	8.8
Total	$278.6	$277.1

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    See page 16 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Condensed Consolidated Statements of Operations (unaudited)
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2026	2025
Revenues
Net earned premiums	$82	$91
Net investment income	92	87
Net realized investment gains (losses)	(15)	(16)
Fair value gains (losses) on derivatives	2	104
Fair value gains (losses) on committed capital securities (CCS)	6	2
Gains (losses) on FG VIEs	(5)	1
Fair value gains (losses) on CIVs	9	19
Foreign exchange gains (losses) on remeasurement	(19)	37
Fair value gains (losses) on trading securities	6	1
Asset management revenues	94	5
Other income (loss)	9	14
Total revenues	261	345
Expenses
Loss and loss adjustment expense (LAE) (benefit)	17	40
Benefit expense for annuity reinsurance contracts	7	—
Interest expense	22	22
Amortization of deferred acquisition costs (DAC)	5	5
Employee compensation and benefit expenses	63	60
Asset management expenses	68	4
Other operating expenses	45	38
Total expenses	227	169
Income (loss) before income taxes and equity in earnings (losses) of investees	34	176
Equity in earnings (losses) of investees	31	53
Income (loss) before income taxes	65	229
Less: Provision (benefit) for income taxes	(20)	44
Net income (loss)	85	185
Less: Noncontrolling interest	(3)	9
Net income (loss) attributable to AGL	$88	$176

Earnings per share:
Basic	$1.94	$3.49
Diluted	$1.91	$3.44

Assured Guaranty Ltd.
Condensed Consolidated Balance Sheets (unaudited)
(in millions)

	As of
	March 31,	December 31,
	2026	2025
Assets
Investments:
Fixed-maturity securities, available-for-sale, at fair value	$6,875	$6,369
Fixed-maturity securities, trading, at fair value	127	124
Short-term investments, at fair value	768	903
Other invested assets	1,136	1,091
Total investments	8,906	8,487
Cash	312	388
Premiums receivable, net of commissions payable	1,543	1,572
Funds withheld, at fair value	296	—
DAC	197	192
Salvage and subrogation recoverable	437	449
FG VIEs’ assets	201	212
Assets of CIVs	—	175
Other assets	743	701
Total assets	$12,635	$12,176

Liabilities
Unearned premium reserve	$3,613	$3,625
Loss and LAE reserve	310	309
Future policy benefits for annuity reinsurance contracts	475	—
Policyholder account balances for annuity reinsurance contracts	263	—
Long-term debt	1,705	1,704
FG VIEs’ liabilities	194	198
Other liabilities	511	551
Total liabilities	7,071	6,387

Shareholders’ equity
Common shares	—	—
Retained earnings	5,821	5,830
Accumulated other comprehensive income (loss)	(280)	(168)
Deferred equity compensation	1	1
Total shareholders’ equity attributable to AGL	5,542	5,663
Non-redeemable noncontrolling interest	22	126
Total shareholders’ equity	5,564	5,789
Total liabilities and shareholders’ equity	$12,635	$12,176

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(in millions, except per share amounts)

Adjusted Operating Income Reconciliation	Three Months Ended
	March 31,
	2026	2025

Net income (loss) attributable to AGL	$88	$176
Less pre-tax adjustments:
Realized gains (losses) on investments	(15)	(16)
Non-credit impairment-related fair value gains (losses) on credit derivatives	(2)	(2)
Fair value gains (losses) of freestanding derivatives in the Annuity Reinsurance segment	(2)	—
Realized and unrealized fair value gains (losses) of the embedded derivative in funds withheld	(2)	—
Fair value gains (losses) on CCS	6	2
Foreign exchange gains (losses) on remeasurement of certain assets and liabilities	(18)	33
Total pre-tax adjustments	(33)	17
Less tax effect on pre-tax adjustments	6	(3)
Adjusted operating income (loss)	$115	$162

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$(16)	$2

Components of adjusted operating income:
Segments:
Financial Guaranty	$102	$168
Annuity Reinsurance	—	—
Asset Management	44	12
Total segments	146	180
Corporate division	(15)	(20)
Other	(16)	2
Adjusted operating income (loss)	$115	$162

Per diluted share:
Net income (loss) attributable to AGL	$1.91	$3.44
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.33)	(0.30)
Non-credit impairment-related fair value gains (losses) on credit derivatives	(0.05)	(0.04)
Fair value gains (losses) of freestanding derivatives in the Annuity Reinsurance segment	(0.04)	—
Realized and unrealized fair value gains (losses) of the embedded derivative in funds withheld	(0.04)	—
Fair value gains (losses) on CCS	0.13	0.03
Foreign exchange gains (losses) on remeasurement of certain assets and liabilities	(0.39)	0.64
Total pre-tax adjustments	(0.72)	0.33
Less tax effect on pre-tax adjustments	0.13	(0.07)
Adjusted operating income (loss)	$2.50	$3.18

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$(0.37)	$0.05

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation	As of
	March 31,	December 31,	March 31,	December 31,
	2026	2025	2025	2024
Shareholders’ equity attributable to AGL	$5,542	$5,663	$5,590	$5,495
Adjusted operating shareholders’ equity	5,735	5,729	5,818	5,795
Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating shareholders’ equity	(8)	8	3	—

			Three Months Ended
			March 31,
			2026	2025
Net income (loss) attributable to AGL			$88	$176
Adjusted operating income (loss)			115	162

Average shareholders’ equity attributable to AGL			$5,603	$5,543
Average adjusted operating shareholders’ equity			5,732	5,807
Gain (loss) related to FG VIE and CIV consolidation included in average adjusted operating shareholders’ equity			—	2

GAAP ROE (1)			6.3%	12.7%
Adjusted operating ROE (1)			8.0%	11.2%

1)    Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(in millions)

	As of
	March 31,	December 31,	March 31,	December 31,
	2026	2025	2025	2024
Reconciliation of shareholders’ equity attributable to AGL to ABV:
Shareholders’ equity attributable to AGL	$5,542	$5,663	$5,590	$5,495
Less pre-tax reconciling items:
Non-credit impairment-related fair value gains (losses) on credit derivatives	52	55	47	49
Fair value gains (losses) on CCS	28	22	4	2
Unrealized gains (losses) on investment portfolio	(304)	(149)	(313)	(397)
Fair value gains (losses) of freestanding derivatives in the Annuity Reinsurance segment	(3)	—	—	—
Fair value gains (losses) of the embedded derivative in funds withheld	1	—	—	—
Less taxes	33	6	34	46
Adjusted operating shareholders' equity	5,735	5,729	5,818	5,795
Pre-tax reconciling items:
Less: DAC	197	192	181	176
Plus: Net present value of estimated net future revenue (1)	190	194	199	202
Plus: Net deferred revenues on insurance contracts (1)	3,358	3,367	3,415	3,473
Plus taxes	(670)	(674)	(689)	(702)
ABV	$8,416	$8,424	$8,562	$8,592

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity (net of tax provision (benefit) of $(2), $2, $0 and $0)	$(8)	$8	$3	$—
ABV (net of tax provision (benefit) of $(3), $1, $(1) and $(2))	$(13)	$3	$(4)	$(6)

1)    The timing and cumulative amount of actual collections and net earned premiums may differ from expected collections and expected net earned premiums due to factors such as foreign exchange rate fluctuations, counterparty collectability issues, accelerations, commutations, restructurings, changes in consumer price indices, changes in expected lives, new business and changes in ratings of the insured obligations and/or the Company’s insurance subsidiaries.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Income Components (1 of 2)
(in millions)

Components of Income for the Three Months Ended March 31, 2026

	Segments			Corporate and Other
	Financial Guaranty	Annuity Reinsurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$83	$—	$—	$—	$(1)	$—	$82
Net investment income	88	5	—	2	(3)	—	92
Net realized investment gains (losses)	—	—	—	—	—	(15)	(15)
Fair value gains (losses) on derivatives	3	5	—	—	—	(6)	2
Fair value gains (losses) on CCS	—	—	—	—	—	6	6
Gains (losses) on FG VIEs	—	—	—	—	(5)	—	(5)
Fair value gains (losses) on CIVs	—	—	—	—	9	—	9
Foreign exchange gains (losses) on remeasurement	(1)	—	—	—	—	(18)	(19)
Fair value gains (losses) on trading securities	6	—	—	—	—	—	6
Asset management revenues	—	—	118	—	(24)	—	94
Other income (loss)	3	—	—	6	—	—	9
Total revenues	182	10	118	8	(24)	(33)	261

Expenses
Loss and LAE (benefit)	17	—	—	—	—	—	17
Benefit expense for annuity reinsurance contracts	—	7	—	—	—	—	7
Interest expense	—	—	—	24	(2)	—	22
Amortization of DAC	5	—	—	—	—	—	5
Employee compensation and benefit expenses	54	2	—	7	—	—	63
Asset management expenses	—	—	68	—	—	—	68
Other operating expenses	31	2	—	12	—	—	45
Total expenses	107	11	68	43	(2)	—	227
Equity in earnings (losses) of investees	8	—	6	19	(2)	—	31
Less: Provision (benefit) for income taxes	(19)	(1)	12	(1)	(5)	(6)	(20)
Less: Noncontrolling interest	—	—	—	—	(3)	—	(3)
Total	$102	$—	$44	$(15)	$(16)	$(27)	$88

1)    Includes the consolidation of FG VIEs and CIVs and intersegment eliminations.

Assured Guaranty Ltd.
Income Components (2 of 2)
(in millions)

Components of Income for the Three Months Ended March 31, 2025

	Segments		Corporate and Other
	Financial Guaranty	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$91	$—	$—	$—	$—	$91
Net investment income	86	—	4	(3)	—	87
Net realized investment gains (losses)	—	—	—	—	(16)	(16)
Fair value gains (losses) on derivatives	43	—	—	—	61	104
Fair value gains (losses) on CCS	—	—	—	—	2	2
Gains (losses) on FG VIEs	—	—	—	1	—	1
Fair value gains (losses) on CIVs	—	—	—	19	—	19
Foreign exchange gains (losses) on remeasurement	4	—	—	—	33	37
Fair value gains (losses) on trading securities	1	—	—	—	—	1
Asset management revenues	—	6	—	(1)	—	5
Other income (loss)	14	—	—	—	—	14
Total revenues	239	6	4	16	80	345

Expenses
Loss and LAE (benefit)	(23)	—	—	—	63	40
Interest expense	—	—	24	(2)	—	22
Amortization of DAC	5	—	—	—	—	5
Employee compensation and benefit expenses	52	—	8	—	—	60
Asset management expenses	—	4	—	—	—	4
Other operating expenses	30	—	8	—	—	38
Total expenses	64	4	40	(2)	63	169
Equity in earnings (losses) of investees	30	13	16	(6)	—	53
Less: Provision (benefit) for income taxes	37	3	—	1	3	44
Less: Noncontrolling interest	—	—	—	9	—	9
Total	$168	$12	$(20)	$2	$14	$176

1)    Includes the consolidation of FG VIEs and CIVs and intersegment eliminations.

Assured Guaranty Ltd.
Fixed-Maturity Securities, Short-Term Investments and Cash
As of March 31, 2026
(dollars in millions)

	Amortized Cost	Allowance for Credit Losses	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Fixed maturity securities, available-for-sale:
Obligations of states and political subdivisions (3)	$1,800	$(13)	4.00%	3.44%	$1,744	$72
U.S. government and agencies	56	—	3.83	3.18	52	2
Corporate securities (3)	3,478	(7)	4.66	3.86	3,350	162
Mortgage-backed securities:
Residential mortgage-backed securities (RMBS) (2)(3)	694	(27)	5.22	4.16	624	36
Commercial mortgage-backed securities	273	—	4.79	3.81	272	13
Asset-backed securities (ABS)
Collateralized loan obligation (CLOs)	469	(16)	10.09	7.97	374	47
Other ABS (3)	239	—	5.38	4.25	241	13
Non-U.S. government securities	232	—	2.93	2.72	218	7
Total fixed maturity securities, available-for-sale	7,241	(63)	4.87	4.02	6,875	352
Short-term investments	768	—	3.34	2.69	768	26
Cash (4)	312	—	—	—	312	—
Total	$8,321	$(63)	4.72%	3.90%	$7,955	$378

Fixed maturity securities, trading (6)					$127

Ratings (5):	Fair Value	% of Portfolio
U.S. government and agencies	$52	0.8%
AAA/Aaa	905	13.2
AA/Aa	2,276	33.1
A/A	1,912	27.8
BBB	1,246	18.1
BIG	289	4.2
Not rated (7)	195	2.8
Total fixed maturity securities, available-for-sale	$6,875	100.0%

Duration of available-for-sale fixed maturity securities and short-term investments (in years):		4.9

1)    Represents annualized investment income based on amortized cost and pre-tax book yields.
2)    Includes fair value of $129 million in subprime RMBS, of which 92% were rated BIG.
3)    Includes securities insured by the Company with expected losses that it subsequently purchased in order to mitigate the economic effect of such insured expected losses (Loss Mitigation Securities) or securities obtained as part of loss mitigation or other risk management strategies. Corporate securities include taxable securities issued by universities and hospitals.
4)    Cash is not included in the yield calculation.
5)    Ratings generally reflect the lower of Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC classifications except for Loss Mitigation Securities and certain other securities, which use internal ratings classifications. Loss Mitigation Securities and other securities total $494 million in par with carrying value of $346 million and are primarily included in the BIG category.
6)    Primarily includes contingent value instruments received in connection with the resolution of the Company’s exposure to insured Puerto Rico credits experiencing payment default other than Puerto Rico Electric Power Authority (PREPA) in 2022. These securities are not rated.
7)    Primarily includes CLO equity tranches.

Assured Guaranty Ltd.
Investment Portfolio, Cash and CIVs
GAAP (1 of 2)
(dollars in millions)

Investment Portfolio and Cash as of March 31, 2026

	Insurance Related Subsidiaries (1)	Holding Companies (2)	Other	AGL Consolidated

Fixed-maturity securities, available-for-sale	$6,850	$25	$—	$6,875
Fixed-maturity securities, trading	127	—	—	127
Total fixed-maturity securities	6,977	25	—	7,002
Short-term investments	693	74	1	768
Cash	211	61	40	312
Total short-term investments and cash	904	135	41	1,080
Other invested assets
Equity method investments:
Ownership interest in Sound Point	—	406	—	406
Funds:
CLOs	70	—	—	70
Private healthcare investing	161	40	—	201
Asset-based/specialty finance	116	—	—	116
Private minority stakes in alternative asset manager	—	109	—	109
Commercial real estate finance	101	—	—	101
Other	35	50	—	85
Total funds	483	199	—	682
Other	—	3	—	3
Total equity method investments	483	608	—	1,091
Other	44	1	—	45
Other invested assets	527	609	—	1,136
Total investment portfolio and cash (3)	$8,408	$769	$41	$9,218

1)    Includes the Company’s U.S., Bermuda, United Kingdom (U.K.) and French insurance subsidiaries and AG Asset Strategies LLC (AGAS).
2)    Includes AGL, Assured Guaranty US Holdings Inc. (AGUS), Assured Guaranty Municipal Holdings Inc. (AGMH) and Assured Guaranty UK Holdings Ltd.
3)    The alternative investments, which do not include the Company’s ownership interest in Sound Point, had an inception-to-date annualized internal rate of return (IRR) of 12% and a quarter-to-date return of (2.3)%. Returns are calculated using the cash basis IRR method and are annualized, other than quarter-to-date returns.

Assured Guaranty Ltd.
Investment Portfolio, Cash and CIVs
GAAP (2 of 2)
(dollars in millions)

Investment Portfolio, Cash and CIVs as of December 31, 2025

	Insurance Related Subsidiaries (1)	Holding Companies (2)	Other (3)	AGL Consolidated

Fixed-maturity securities, available-for-sale	$6,343	$26	$—	$6,369
Fixed-maturity securities, trading	124	—	—	124
Total fixed-maturity securities	6,467	26	—	6,493
Short-term investments	805	97	1	903
Cash	150	14	224	388
Total short-term investments and cash	955	111	225	1,291
Other invested assets
Equity method investments:
Ownership interest in Sound Point	—	415	—	415
Funds:
CLOs	85	—	—	85
Private healthcare investing	149	38	—	187
Asset-based/specialty finance	184	—	(57)	127
Private minority stakes in alternative asset manager	—	95	—	95
Commercial real estate finance	81	—	—	81
Other	35	51	—	86
Total funds	534	184	(57)	661
Other	—	3	—	3
Total equity method investments	534	602	(57)	1,079
Other	12	—	—	12
Other invested assets	546	602	(57)	1,091
Total investment portfolio and cash (4)	$7,968	$739	$168	$8,875
CIVs
Assets of CIVs	$—	$—	$175	$175
Liabilities of CIVs	—	—	—	—
Non-redeemable noncontrolling interest	—	—	(98)	(98)
Total CIVs	$—	$—	$77	$77

1)    Includes the Company’s U.S., Bermuda, U.K. and French insurance subsidiaries and AGAS (separate company, excluding the effect of consolidating CIVs).
2)    Includes AGL, AGUS, AGMH.
3)    Includes the Company’s non-insurance subsidiaries, non-U.S. holding companies, CIVs and related intercompany eliminations.
4)    The alternative investments, which do not include the Company’s ownership interest in Sound Point, had an inception-to-date annualized IRR of 13%, a year-to-date return of 13% and a quarter-to-date return of 4%. Returns are calculated using the cash basis IRR method and are annualized, other than quarter-to-date returns.

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs by Segment
(in millions)

	Three Months Ended March 31, 2026
	Financial Guaranty	Annuity Reinsurance	Asset Management	Corporate	Other	Total
Net investment income
Fixed-maturity securities, available-for-sale	$78	$5	$—	$1	$(1)	$83
Short-term investments	7	—	—	1	—	8
Other	3	—	—	—	(2)	1
Total net investment income	$88	$5	$—	$2	$(3)	$92

Fair value gains (losses) on trading securities	$6	$—	$—	$—	$—	$6

Equity in earnings (losses) of investees
Ownership interest in Sound Point	$—	$—	$6	$—	$—	$6
Funds:
CLOs	(11)	—	—	—	—	(11)
Private healthcare investing	12	—	—	3	—	15
Asset-based/specialty finance	6	—	—	—	(2)	4
Private minority stakes in alternative asset manager	—	—	—	14	—	14
Commercial real estate finance	1	—	—	—	—	1
Other	—	—	—	2	—	2
Total funds (1)	8	—	—	19	(2)	25
Total equity in earnings (losses) of investees	$8	$—	$6	$19	$(2)	$31

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$—	$9	$9
Noncontrolling interest	—	—	—	—	(3)	(3)
Total CIVs	$—	$—	$—	$—	$6	$6

	Three Months Ended March 31, 2025
	Financial Guaranty	Asset Management	Corporate	Other	Total
Net investment income
Fixed-maturity securities, available-for-sale	$74	$—	$—	$(1)	$73
Short-term investments	9	—	4	—	13
Other	3	—	—	(2)	1
Total net investment income	$86	$—	$4	$(3)	$87

Fair value gains (losses) on trading securities	$1	$—	$—	$—	$1

Equity in earnings (losses) of investees
Ownership interest in Sound Point	$—	$13	$—	$—	$13
Funds:
CLOs	8	—	—	—	8
Private healthcare investing	12	—	—	—	12
Asset-based/specialty finance	9	—	—	(6)	3
Private minority stakes in alternative asset manager	—	—	14	—	14
Other	1	—	2	—	3
Total funds (1)	30	—	16	(6)	40
Total equity in earnings (losses) of investees	$30	$13	$16	$(6)	$53

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$19	$19
Noncontrolling interest	—	—	—	(9)	(9)
Total CIVs	$—	$—	$—	$10	$10
1)    Relates to funds managed by Sound Point and Assured Healthcare Partners LLC, and certain other managers. Investments in funds are reported on a one-quarter lag.

Financial Guaranty Segment

Assured Guaranty Ltd.
Financial Guaranty Segment Results
(in millions)

	Three Months Ended
	March 31,
	2026	2025
Segment revenues
Net earned premiums and credit derivative revenues	$86	$134
Net investment income	88	86
Fair value gains (losses) on trading securities	6	1
Foreign exchange gains (losses) on remeasurement and other income (loss)	2	18
Total segment revenues	182	239

Segment expenses
Loss expense (benefit)	17	(23)
Amortization of DAC	5	5
Employee compensation and benefit expenses	54	52
Other operating expenses	31	30
Total segment expenses	107	64
Equity in earnings (losses) of investees	8	30
Segment adjusted operating income (loss) before income taxes	83	205
Less: Provision (benefit) for income taxes	(19)	37
Segment adjusted operating income (loss)	$102	$168

Assured Guaranty Ltd.
Claims-Paying Resources

	As of March 31, 2026
	AG	AG Re (2)	Eliminations (3)	Total
	(in millions)
Claims-paying resources
Policyholders’ surplus	$3,158	$698	$50	$3,906
Contingency reserve	1,539	—	—	1,539
Qualified statutory capital	4,697	698	50	5,445
Unearned premium reserve and net deferred ceding commission income (1)	2,402	625	(50)	2,977
Loss and LAE reserves (1)(4)	—	46	—	46
Total policyholders’ surplus and reserves	7,099	1,369	—	8,468
Present value of installment premium (1)(8)(9)	866	287	—	1,153
CCS	400	—	—	400
Total claims-paying resources	$8,365	$1,656	$—	$10,021

	AG	AG Re (2)	Eliminations (3)	Total
	(dollars in billions)
Statutory net exposure (1)(5)	$211.6	$70.4	$(0.5)	$281.5
Net debt service outstanding (1)(5)	$338.8	$106.3	$(0.9)	$444.2

Ratios:
Net exposure to qualified statutory capital	45:1	101:1		52:1
Capital ratio (6)	72:1	152:1		82:1
Financial resources ratio (7)	41:1	64:1		44:1
Statutory net exposure to claims-paying resources	25:1	43:1		28:1

	AG	AG Re
Separate company statutory basis:	(in millions)
Admitted assets	$6,851	$1,370
Total liabilities	3,692	673
Loss and LAE reserves (recoverable)	(131)	46
Paid in capital stock	197	826

1)    The numbers shown for Assured Guaranty Inc (AG) include those of its U.K. and French insurance subsidiaries.
2)    Except for contingency reserves, Assured Guaranty Re Ltd. (AG Re) numbers represent the Company’s estimate for AG Re and Assured Guaranty Re Overseas Ltd. on a U.S. statutory basis.
3)    Eliminations consist of intercompany deferred ceding commissions. Net exposure and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
4)    Loss and LAE reserves exclude adjustments to claims-paying resources for AG because the balance was in a net recoverable position of $115 million.
5)    Net exposure and net debt service outstanding are presented on a statutory basis. Includes $4.0 billion of specialty business.
6)    The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
7)    The financial resources ratio is calculated by dividing net debt service outstanding by total claims-paying resources.
8)    The timing and cumulative amount of actual collections and net earned premiums may differ from expected collections and expected net earned premiums due to factors such as foreign exchange rate fluctuations, counterparty collectability issues, accelerations, commutations, restructurings, changes in the consumer price indices, changes in expected lives, new business and changes in ratings of the insured obligations and/or the Company’s insurance subsidiaries.
9)    Present value of installment premium is discounted at a rate of 4.5%, which is based on prior year purchases of fixed-maturity securities by external investment managers, usually applying a materiality threshold of 50 basis points.

Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(in millions)

Reconciliation of GWP to PVP

	Three Months Ended					Three Months Ended
	March 31, 2026					March 31, 2025
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$48	$8	$6	$8	$70	$25	$(1)	$7	$4	$35
Less: Installment GWP and other GAAP adjustments (1)	14	8	6	8	36	2	(1)	6	4	11
Upfront GWP	34	—	—	—	34	23	—	1	—	24
Plus: Installment premiums and other (2)	14	8	7	10	39	2	7	1	5	15
Total PVP	$48	$8	$7	$10	$73	$25	$7	$2	$5	$39

Gross par written	$3,957	$92	$1,534	$1,928	$7,511	$4,269	$197	$121	$415	$5,002

1)    Includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, and GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
2)    Includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(in millions)

Gross Par Written by Asset Type

	Three Months Ended March 31,
	2026	2025
Sector:
U.S. public finance:
General obligation	$1,843	$1,568
Healthcare	823	306
Municipal utilities	513	933
Infrastructure finance	444	87
Tax backed	300	685
Higher education	21	462
Transportation	13	228
Total U.S. public finance	3,957	4,269
Non-U.S. public finance:
Infrastructure finance	59	—
Sovereign and sub-sovereign	33	57
Regulated utilities	—	140
Total non-U.S. public finance	92	197
Total public finance	4,049	4,466

U.S. structured finance:
Fund finance facilities	1,214	92
Insurance securitizations	320	—
Pooled corporate obligations	—	17
Other structured finance	—	12
Total U.S. structured finance	1,534	121
Non-U.S. structured finance:
Fund finance facilities	1,928	415
Total non-U.S. structured finance	1,928	415
Total structured finance	3,462	536

Total gross par written	$7,511	$5,002

Please refer to the Glossary for a description of sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(in millions)

	1Q-25	2Q-25	3Q-25	4Q-25	1Q-26
PVP:
Public finance - U.S.	$25	$49	$78	$54	$48
Public finance - non-U.S.	7	7	5	18	8
Structured finance - U.S.	2	1	—	10	7
Structured finance - non-U.S.	5	7	8	10	10
Total PVP (1)	$39	$64	$91	$92	$73

Reconciliation of GWP to PVP:

Total GWP	$35	$85	$75	$61	$70
Less: Installment GWP and other GAAP adjustments	11	43	29	22	36
Upfront GWP	24	42	46	39	34
Plus: Installment premiums and other (2)	15	22	45	53	39
Total PVP	$39	$64	$91	$92	$73

Gross par written:
Public finance - U.S.	$4,269	$8,861	$7,851	$6,467	$3,957
Public finance - non-U.S.	197	275	243	670	92
Structured finance - U.S.	121	5	42	335	1,534
Structured finance - non-U.S. (1)	415	1,255	1,005	905	1,928
Total	$5,002	$10,396	$9,141	$8,377	$7,511

1)    PVP and gross par written include the present value of future premiums and total exposure, respectively, associated with other guaranties written by the Company that, under GAAP, are accounted for under Accounting Standards Codification (ASC) 460, Guarantees.
2)    Includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. Please refer to the Glossary for a description of sectors.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization (1) and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Earnings of Deferred Premium Revenue	Accretion of Discount	Effect of FG VIE Consolidation on Earnings of Deferred Premium Revenue and Accretion of Discount	Future Credit Derivative Revenues (3)
	(in billions)		(in millions)
2026 (as of March 31)		$441.5
2026 Q2	$6.1	435.4	$81	$10	$1	$2
2026 Q3	7.9	427.5	79	10	1	2
2026 Q4	6.4	421.1	77	10	1	2
2027	23.3	397.8	289	37	4	9
2028	22.4	375.4	270	34	2	8
2029	22.9	352.5	250	32	2	7
2030	23.4	329.1	232	30	2	6

2026-2030	112.4	329.1	1,278	163	13	36
2031-2035	102.1	227.0	902	128	9	24
2036-2040	78.9	148.1	584	92	3	18
2041-2045	55.9	92.2	387	60	—	12
2046-2050	44.0	48.2	248	33	—	4
2051-2055	29.4	18.8	120	14	—	—
After 2055	18.8	—	86	10	—	—
Total	$441.5		$3,605	$500	$25	$94

Reconciliation of Net Deferred Premium Revenue to Net Unearned Premium Reserve (4)

	GAAP	Effect of FG VIE Consolidation on Net Unearned Premium Reserve
	(in millions)
Net deferred premium revenue:
Financial guaranty	$3,605	$24
Specialty	4	—
Net deferred premium revenue	3,609	24
Contra-paid	(22)	(2)
Net unearned premium reserve	$3,587	$22

1)    Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of March 31, 2026. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management’s assumptions on structured finance amortization.
2)    See also page 23, for ‘‘Net Expected Loss to be Expensed.’’
3)    Represents expected future premiums on insured credit derivatives.
4)    Unearned premium reserve represents deferred premium revenue less claim payments made (net of recoveries received) that have been recognized in the statement of operations (contra-paid).

Assured Guaranty Ltd.
Roll Forward of Net Expected Loss and LAE to be Paid (Recovered)
(in millions)

Roll Forward of Net Expected Loss and LAE to be Paid (Recovered) (1) for the Three Months Ended March 31, 2026

	Net Expected Loss to be Paid (Recovered) as of December 31, 2025	Net Economic Loss Development (Benefit) During 1Q-26	Net (Paid) Recovered Losses During 1Q-26	Net Expected Loss to be Paid (Recovered) as of March 31, 2026
Public Finance:
U.S. public finance	$(31)	$45	$(11)	$3
Non-U.S. public finance	126	2	—	128
Public Finance	95	47	(11)	131

Structured Finance:
U.S. RMBS	(54)	(2)	8	(48)
Other structured finance	60	(1)	(1)	58
Structured Finance	6	(3)	7	10
Total	$101	$44	$(4)	$141

1)    Includes net expected loss to be paid (recovered), economic loss development (benefit) and (paid) recovered losses for all contracts (i.e., those accounted for as insurance, credit derivatives and FG VIEs).

Please refer to the Glossary for a description of sectors.

Assured Guaranty Ltd.
Loss Measures

	As of March 31, 2026	Three Months Ended March 31, 2026
	Total Net Par Outstanding for BIG Transactions	Net Economic Loss Development (Benefit)	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Financial Guaranty Segment Loss and LAE (3)
	(in billions)	(in millions)
Public finance:
U.S. public finance	$3.46	$45	$12	$12	$12
Non-U.S. public finance	4.36	2	7	7	7
Public finance	7.82	47	19	19	19
Structured finance:
U.S. RMBS	0.75	(2)	(1)	(1)	(1)
Other structured finance	0.07	(1)	(1)	(1)	(1)
Structured finance	0.82	(3)	(2)	(2)	(2)
Total	$8.64	$44	$17	$17	$17

1)    Includes loss expense related to contracts that are accounted for as insurance contracts.
2)    Includes loss expense related to contracts that are accounted for as insurance contracts and credit derivatives.
3)    Includes loss expense related to contracts that are accounted for as insurance contracts, credit derivatives, and consolidated FG VIEs.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed (1)
As of March 31, 2026
(dollars in millions)

GAAP

2026 Q2	$4
2026 Q3	3
2026 Q4	3
2027	18
2028	18
2029	18
2030	16
2026-2030	80
2031-2035	68
2036-2040	42
2041-2045	34
2046-2050	32
2051-2055	16
After 2055	3
Total expected present value of net expected loss to be expensed (2)	275
Future expected accretion	19
Total expected future loss and LAE	$294

1)    The present value of net expected loss to be paid is discounted using risk free rates for U.S. and non-U.S. currencies rates ranging from 1.93% to 5.68%.
2)    Excludes $18 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(in billions)

Net Par Outstanding by Asset Type

	As of March 31, 2026	As of December 31, 2025
U.S. public finance:
General obligation	$83.1	$82.3
Tax backed	36.0	36.1
Municipal utilities	31.6	31.4
Transportation	27.5	23.5
Healthcare	17.3	16.8
Infrastructure finance	11.2	15.1
Higher education	8.3	8.4
Renewable energy	0.2	0.2
Other public finance	1.2	1.2
Total U.S. public finance	216.4	215.0
Non-U.S. public finance:
Regulated utilities	23.0	23.5
Infrastructure finance	15.7	16.0
Sovereign and sub-sovereign	8.1	8.3
Renewable energy	1.6	1.7
Pooled infrastructure	1.1	1.1
Total non-U.S. public finance	49.5	50.6
Total public finance	265.9	265.6

U.S. structured finance:
Insurance reserve financings and securitizations	4.4	4.4
RMBS	1.3	1.4
Fund finance facilities	0.8	0.1
Pooled corporate obligations	0.6	0.6
Financial products	0.4	0.4
Other structured finance	0.8	1.0
Total U.S. structured finance	8.3	7.9
Non-U.S. structured finance:
Fund finance facilities	2.5	1.6
Pooled corporate obligations	0.4	0.5
RMBS	0.2	0.2
Other structured finance	1.3	1.3
Total non-U.S. structured finance	4.4	3.6
Total structured finance	12.7	11.5

Total net par outstanding	$278.6	$277.1

Please refer to the Glossary for an explanation of the presentation of net par outstanding and various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of March 31, 2026
(dollars in billions)

Distribution by Rating of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$—	—%	$1.8	3.6%	$0.5	5.3%	$0.4	10.1%	$2.7	1.0%
AA	18.6	8.6	1.4	2.9	5.4	64.7	0.6	13.1	26.0	9.3
A	126.3	58.3	11.4	23.0	1.0	13.1	3.4	76.6	142.1	51.0
BBB	68.1	31.5	30.5	61.7	0.6	7.0	—	0.2	99.2	35.6
BIG	3.4	1.6	4.4	8.8	0.8	9.9	—	—	8.6	3.1
Net Par Outstanding (1)	$216.4	100.0%	$49.5	100.0%	$8.3	100.0%	$4.4	100.0%	$278.6	100.0%

1)    As of March 31, 2026, the Company excluded $0.8 billion of net par outstanding attributable to Loss Mitigation Securities.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of March 31, 2026
(dollars in billions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$36.9	13.3%
Texas	28.4	10.2
New York	21.0	7.5
Pennsylvania	18.7	6.7
Florida	13.1	4.7
Illinois	13.1	4.7
New Jersey	7.5	2.7
Colorado	5.3	1.9
Louisiana	5.3	1.9
Michigan	5.2	1.9
Other	61.9	22.2
Total U.S. public finance	216.4	77.7
U.S. structured finance (multiple states)	8.3	3.0
Total U.S.	224.7	80.7

Non-U.S.:
United Kingdom	41.1	14.8
Australia	2.0	0.7
France	1.9	0.7
Spain	1.8	0.6
Canada	1.2	0.4
Other	5.9	2.1
Total non-U.S.	53.9	19.3

Total net par outstanding	$278.6	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding.

Assured Guaranty Ltd.
Specialty Business

	As of March 31, 2026		As of December 31, 2025
	Gross Exposure (1)	Net Exposure (1)	Gross Exposure (1)	Net Exposure (1)
	(in billions)
Diversified real estate	$2.0	$2.0	$2.0	$2.0
Insurance reserve financings and securitizations (2)	1.5	1.2	1.5	1.2
Pooled corporate obligations	0.7	0.7	0.9	0.9
Aircraft residual value insurance (RVI)	0.2	0.1	0.2	0.1

1)    All of the exposure was rated investment grade except for $5 million of gross and net exposure of RVI that was rated BIG as of December 31, 2025.
2)    Insurance reserve financings and securitizations exposure is projected to reach $1.6 billion gross and $1.3 billion net in 2027.

Please refer to the Glossary for a description of sectors.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(in billions)

	Public Finance				Structured Finance
	U.S. Public Finance	Non-U.S. Public Finance	Total	Estimated Ending Net Par Outstanding	Total	Estimated Ending Net Par Outstanding

2026 (as of March 31)				$265.9		$12.7
2026 Q2	$1.9	$0.8	$2.7	263.2	$0.6	12.1
2026 Q3	3.2	0.7	3.9	259.3	1.0	11.1
2026 Q4	2.6	0.5	3.1	256.2	0.5	10.6
2027	8.7	1.0	9.7	246.5	2.3	8.3
2028	9.0	1.1	10.1	236.4	1.5	6.8
2029	9.2	1.9	11.1	225.3	1.4	5.4
2030	9.7	3.5	13.2	212.1	0.5	4.9

2026-2030	44.3	9.5	53.8	212.1	7.8	4.9
2031-2035	47.2	11.0	58.2	153.9	2.9	2.0
2036-2040	40.2	8.3	48.5	105.4	1.3	0.7
2041-2045	33.2	2.5	35.7	69.7	0.2	0.5
2046-2050	28.2	3.0	31.2	38.5	0.5	—
2051-2055	17.1	6.3	23.4	15.1	—	—
After 2055	6.2	8.9	15.1	—	—	—
Total	$216.4	$49.5	$265.9		$12.7

Net par outstanding (end of period)

	1Q-25	2Q-25	3Q-25	4Q-25	1Q-26
Public finance - U.S.	$202.4	$208.7	$212.1	$215.0	$216.4
Public finance - non-U.S.	50.1	53.1	51.3	50.6	49.5
Structured finance - U.S.	8.4	8.2	8.1	7.9	8.3
Structured finance - non-U.S.	2.7	2.8	3.4	3.6	4.4
Net par outstanding	$263.6	$272.8	$274.9	$277.1	$278.6

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Puerto Rico Profile
As of March 31, 2026
(in millions)

	Net Par Outstanding
	AG	AG Re	Total Net Par Outstanding	Gross Par Outstanding
Defaulted Puerto Rico Exposure
PREPA	$322	$142	$464	$470

Resolved Puerto Rico Exposure
Puerto Rico Highway and Transportation Authority	$—	$13	$13	$13

Non-Defaulting Puerto Rico Exposure
Puerto Rico Municipal Finance Agency (MFA)	$64	$11	$75	$81
University of Puerto Rico	1	—	1	1
Total non-defaulting	$65	$11	$76	$82

PREPA Amortization Schedule

	Scheduled Net Par Amortization	Scheduled Net Debt Service Amortization
2026 (April 1 - June 30)	$—	$2
2026 (July 1 - September 30)	106	114
2026 (October 1 - December 31)	—	1
Subtotal 2026	106	117
2027	106	122
2028	68	80
2029	39	47
2030	44	52
2031-2037	101	110
Total	$464	$528

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of March 31, 2026
(dollars in billions)

Distribution of Direct Pooled Corporate Obligations by Rating

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement
Ratings:
AAA	$0.52	50.3%	40.5%	48.1%
AA	0.28	27.3	61.5%	40.0%
A	0.10	9.4	42.6%	51.4%
BBB	0.13	13.0	34.2%	36.1%
Total exposures	$1.03	100.0%	45.6%	44.6%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement	Number of Transactions
Asset class:
Trust preferred	$0.22	21.3%	43.4%	68.4%	10
CLOs	0.81	78.7	46.2%	38.2%	10
Total exposures	$1.03	100.0%	45.6%	44.6%	20

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 3)
(in billions)

BIG Exposures by Asset Exposure Type

	As of
	March 31,	December 31,
	2026	2025
U.S. public finance:
Transportation	$1.23	$0.10
Healthcare	0.92	0.92
Municipal utilities	0.75	0.75
General obligation	0.23	0.24
Tax backed	0.10	0.10
Infrastructure finance	0.08	1.21
Other public finance	0.15	0.16
Total U.S. public finance	3.46	3.48
Non-U.S. public finance:
Regulated utilities	2.37	2.40
Infrastructure finance	1.11	1.14
Renewable energy	0.88	0.90
Total non-U.S. public finance	4.36	4.44
Total public finance	7.82	7.92

U.S. structured finance:
RMBS	0.75	0.77
Insurance reserve financings and securitizations	0.04	0.04
Other structured finance	0.03	0.03
Total U.S. structured finance	0.82	0.84
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—
Total structured finance	0.82	0.84
Total BIG net par outstanding	$8.64	$8.76

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 3)
(dollars in billions)

Net Par Outstanding by BIG Surveillance Category (1)

	As of
	March 31,	December 31,
	2026	2025
BIG Category 1
U.S. public finance	$2.41	$2.48
Non-U.S. public finance	1.04	1.09
U.S. structured finance	0.18	0.17
Non-U.S. structured finance	—	—
Total BIG Category 1	3.63	3.74
BIG Category 2
U.S. public finance	0.47	0.42
Non-U.S. public finance	3.32	3.35
U.S. structured finance	0.04	0.04
Non-U.S. structured finance	—	—
Total BIG Category 2	3.83	3.81
BIG Category 3
U.S. public finance	0.58	0.58
Non-U.S. public finance	—	—
U.S. structured finance	0.60	0.63
Non-U.S. structured finance	—	—
Total BIG Category 3	1.18	1.21
BIG Total	$8.64	$8.76

1)    The Company assigns each BIG exposure to one of the three BIG surveillance categories below, which generally represent the following: BIG 1: Below-investment-grade exposures for which there are possible future losses, on a present value basis, and the aggregate probability weighting of scenarios with future losses is less than 50%, regardless of whether the Company has or has not paid a claim for which it expects to be reimbursed within one year (liquidity claim). BIG 2: Below-investment-grade exposures for which there are possible future losses, on a present value basis, and the aggregate probability weighting of scenarios with future losses is 50% or more, but for which no claims (other than liquidity claims) have yet been paid. BIG 3: Below-investment-grade exposures for which future losses are expected, on a present value basis, and the aggregate probability weighting of scenarios with future losses is 50% or more, and for which claims, other than liquidity claims have been paid.

For purposes of classifying BIG exposures into one of the three BIG categories, the Company calculates the present value of projected claim payments and recoveries using the pre-tax book yield of the investment portfolio as the applicable discount rate.

For financial statement measurement purposes, the Company uses risk-free rates (as determined each quarter) for discounting, rather than pre-tax book yield of the investment portfolio, to calculate the expected losses to be paid. Expected losses to be paid (recovered) are based on probability weighted scenarios and serve as the basis for the loss reserves reported in accordance with U.S. GAAP.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 3)
As of March 31, 2026
(dollars in millions)

Public Finance and Structured Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. public finance:
Brightline Trains Florida LLC	$1,133	B
Westchester Medical Center	540	BB+
PREPA	464	CCC
Palomar Health	374	CCC
Jackson Water & Sewer System, Mississippi	140	BB
Stockton City, California	82	B
MFA	75	B
Harrisburg Parking System, Pennsylvania	70	B
San Jacinto River Authority (GRP Project), Texas	53	BB+
Indiana University of Pennsylvania, Pennsylvania	50	CCC
Total U.S. public finance	2,981

Non-U.S. public finance:
Thames Water Utilities Finance Plc	2,376	B
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	552	B+
University of Essex, United Kingdom	386	BB
Q Energy - Phase II - Pride Investments, S.A.	269	BB+
Hypersol Solar Inversiones, S.A.U.	259	BB
Q Energy - Phase III - FSL Issuer, S.A.U.	246	B+
Dartford & Gravesham NHS Trust The Hospital Company (Dartford) Plc	108	BB+
Q Energy - Phase IV - Anselma Issuer, S.A.	103	BB+
Road Management Services PLC (A13 Highway)	61	BB-
Total non-U.S. public finance	4,360
Total public finance	7,341

U.S. structured finance:
RMBS:
Option One Mortgage Loan Trust 2007-Hl1	94	CCC	20.7%
Argent Securities Inc. 2005-W4	93	CCC	8.4%
Option One 2007-FXD2	87	BB	15.6%
Total RMBS-U.S. structured finance	274

Total non-U.S. structured finance	—
Total structured finance	274

Total	$7,615

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of March 31, 2026
(in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating
JFK New Terminal One, New York	$2,209	BBB-
Pennsylvania (Commonwealth of)	1,807	BBB
Metro Washington Airports Authority (Dulles Toll Road)	1,635	BBB+
New Jersey (State of)	1,538	BBB
Alameda Corridor Transportation Authority, California	1,441	BBB
Lower Colorado River Authority (LCRA Transmission Services Corporation Project)	1,333	A
South Carolina Public Service Authority - Santee Cooper	1,330	A-
New York Power Authority	1,306	AA-
New York Metropolitan Transportation Authority	1,306	A-
Foothill/Eastern Transportation Corridor Agency, California	1,286	A-
North Texas Tollway Authority	1,243	A+
CommonSpirit Health, Illinois	1,231	A-
Brightline Trains Florida LLC	1,133	B
Philadelphia Water & Wastewater, Pennsylvania	1,133	A
Montefiore Medical Center, New York	1,127	BBB-
Pittsburgh International Airport, Pennsylvania	1,049	A-
Central Florida Expressway Authority, Florida	1,048	A+
North Carolina Turnpike Authority	1,046	BBB
San Joaquin Hills Transportation, California	955	BBB+
JFK Terminal 6, New York	927	BBB-
ProMedica Healthcare Obligated Group, Ohio	919	BBB-
Yankee Stadium LLC New York City Industrial Development Authority	907	BBB
Metropolitan Pier and Exposition Authority, Illinois	901	BBB-
Pittsburgh Water & Sewer, Pennsylvania	900	A-
Thomas Jefferson University	900	A-
Municipal Electric Authority of Georgia	882	BBB+
San Diego Family Housing, LLC	854	AA
Chicago Water, Illinois	843	BBB+
Sacramento City Unified School District, California	837	BBB-
Philadelphia School District, Pennsylvania	832	A-
Clark County School District, Nevada	812	A-
Harris County - Houston Sports Authority, Texas	811	A-
Maine (State of)	795	A
Houston Airport System, Texas	767	A
Dade County Seaport, Florida	758	A-
Alabama Highway Authority	730	AA-
Beth Israel Lahey Health, Massachusetts	709	A-
Illinois (State of)	679	BBB
California (State of)	672	AA-
Chicago Public Schools, Illinois	657	BBB-
Downtown Revitalization Public Infrastructure District (SEG Redevelopment Project), Utah	650	A+
Chicago-O'Hare International Airport, Illinois	645	A-
Nassau County, New York	644	AA-
Tucson (City of), Arizona	642	A+
Palomar Health	635	B-
New York Transportation Development Corporation (LaGuardia Airport Terminal Redevelopment Project)	628	BBB
Anaheim (City of), California	622	A-
Massachusetts (Commonwealth of) Water Resources	605	AA
Chicago (City of) Wastewater Transmission, Illinois	600	BBB+
Pennsylvania Turnpike Commission	599	A-
Total top 50 U.S. public finance exposures	$48,518
Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of March 31, 2026
(in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating (1)
Private US Insurance Reserve Financing	$1,102	AA-
Private US Insurance Reserve Financing	1,100	AA
Private US Insurance Reserve Financing	1,000	AA-
Private US Insurance Reserve Financing	425	AA-
Private US Insurance Reserve Financing	393	AA-
Private Middle Market CLO	194	AA
Private US Insurance Securitization	181	A
Private Fund Finance Transaction	174	A+
Private Fund Finance Transaction	130	A
Private Middle Market CLO	125	BBB+
Private US Insurance Securitization	113	AA
Private Balloon Note Guarantee	100	A
Option One Mortgage Loan Trust 2007-Hl1	94	CCC
Argent Securities Inc. 2005-W4	93	CCC
CWABS 2007-4	91	BBB+
Private Fund Finance Transaction	89	A
Option One 2007-FXD2	87	BB
Private Fund Finance Transaction	84	A-
SLM Student Loan Trust 2007-A	83	AA
Private Fund Finance Transaction	83	AA-
Private Fund Finance Transaction	76	A+
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BBB
Private Balloon Note Guarantee	59	BBB
Private Balloon Note Guarantee	50	A
Private Fund Finance Transaction	49	AA-
Total top 25 U.S. structured finance exposures	$6,038

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of March 31, 2026
(in millions)

50 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,829	BBB-
Thames Water Utilities Finance Plc	United Kingdom	2,376	B
Dwr Cymru Financing Limited	United Kingdom	2,036	A-
Anglian Water Services Financing PLC	United Kingdom	1,900	BBB+
National Grid Gas plc	United Kingdom	1,848	A-
Channel Link Enterprises Finance PLC	France, United Kingdom	1,298	BBB
Yorkshire Water Services Finance Plc	United Kingdom	1,166	BBB
Severn Trent Water Utilities Finance Plc	United Kingdom	1,068	BBB+
Capital Hospitals (Issuer) PLC	United Kingdom	1,031	BBB-
United Utilities Water PLC	United Kingdom	970	BBB+
Southern Gas Networks PLC	United Kingdom	970	BBB+
British Broadcasting Corporation (BBC)	United Kingdom	916	A+
Quebec Province	Canada	912	A+
Private Other Structured Finance Transaction	Australia	899	A-
Wessex Water Services Finance plc	United Kingdom	827	BBB+
National Grid Company plc	United Kingdom	821	BBB+
South West Water UK	United Kingdom	773	BBB+
Verdun Participations 2 S.A.S.	France	728	BBB-
Aspire Defence Finance plc	United Kingdom	717	BBB+
South East Water	United Kingdom	700	BBB-
Verbund, Lease and Sublease of Hydro-Electric Equipment	Austria	697	AAA
Heathrow Funding Limited	United Kingdom	657	BBB
Private International Sub-Sovereign Transaction	United Kingdom	568	A+
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	United Kingdom	552	B+
University of Sussex	United Kingdom	550	BBB
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	538	BBB+
Campania Region - Healthcare receivable	Italy	528	BBB-
North Staffordshire, United Kingdom	United Kingdom	505	BBB-
Central Nottinghamshire Hospitals PLC	United Kingdom	500	BBB-
Sydney Airport Finance Company	Australia	486	BBB+
University of Essex, United Kingdom	United Kingdom	479	BB+
Derby Healthcare PLC	United Kingdom	463	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	450	BBB
Sutton and East Surrey Water plc	United Kingdom	434	BBB
Western Power Distribution (South West) plc	United Kingdom	383	BBB+
South Lanarkshire Schools	United Kingdom	364	BBB
International Infrastructure Pool	United Kingdom	362	AAA
International Infrastructure Pool	United Kingdom	362	AAA
International Infrastructure Pool	United Kingdom	362	AAA
Northumbrian Water PLC	United Kingdom	344	BBB
Private Fund Finance Transaction	Intl-Multi Country	334	A
Private International Sub-Sovereign Transaction	United Kingdom	329	A
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	324	BBB
Portsmouth Water, United Kingdom	United Kingdom	314	BBB
South Staffordshire Water PLC	United Kingdom	312	BBB+
Western Power Distribution (South Wales) plc	United Kingdom	298	BBB+
Scotland Gas Networks plc	United Kingdom	290	BBB+
XpFibre Group	France	289	BBB-
Bakethin Finance Plc	United Kingdom	286	A-
Private International Sub-Sovereign Transaction	United Kingdom	284	A
Total top 50 non-U.S. exposures		$37,429

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Annuity Reinsurance Segment

Assured Guaranty Ltd.
Annuity Reinsurance Segment Results
(in millions)

Three Months Ended
March 31, 2026
Segment revenues
Net investment income	$5
Fair value gains (losses) on derivatives	5
Total segment revenues	10

Segment expenses
Benefit expense for annuity reinsurance contracts	7
Employee compensation and benefit expenses	2
Other operating expenses	2
Total segment expenses	11
Segment adjusted operating income (loss) before income taxes	(1)
Less: Provision (benefit) for income taxes	(1)
Segment adjusted operating income (loss)	$—

Asset Management Segment

Assured Guaranty Ltd.
Asset Management Segment Results
(in millions)

	Three Months Ended
	March 31,
	2026	2025

Segment revenues	$118	$6
Segment expenses	68	4
Equity in earnings (losses) of investees	6	13
Segment adjusted operating income (loss) before income taxes	56	15
Less: Provision (benefit) for income taxes	12	3
Segment adjusted operating income (loss)	$44	$12

Corporate Division

Assured Guaranty Ltd.
Corporate Division Results
(in millions)

	Three Months Ended
	March 31,
	2026	2025

Revenues
Bargain purchase gain	$6	$—
Other	2	4
Total revenues	8	4
Expenses
Interest expense	24	24
Employee compensation and benefit expenses	7	8
Other operating expenses	12	8
Total expenses	43	40
Equity in earnings (losses) of investees	19	16
Adjusted operating income (loss) before income taxes	(16)	(20)
Less: Provision (benefit) for income taxes	(1)	—
Adjusted operating income (loss)	$(15)	$(20)

Other

Assured Guaranty Ltd.
Other Results
(in millions)

	Three Months Ended March 31, 2026
	FG VIEs	CIVs	Intersegment Eliminations and Reclassifications	Total Other
Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	(1)	—	(2)	(3)
Gains (losses) on FG VIEs	(5)	—	—	(5)
Fair value gains (losses) on CIVs	—	9	—	9
Asset management revenues	—	(24)	—	(24)
Total revenues	(7)	(15)	(2)	(24)
Expenses
Interest expense	—	—	(2)	(2)
Total expenses	—	—	(2)	(2)
Equity in earnings (losses) of investees	—	(2)	—	(2)
Adjusted operating income (loss) before income taxes	(7)	(17)	—	(24)
Less: Provision (benefit) for income taxes	(1)	(4)	—	(5)
Less: Noncontrolling interest	(6)	3	—	(3)
Adjusted operating income (loss)	$—	$(16)	$—	$(16)

	Three Months Ended March 31, 2025
	FG VIEs	CIVs	Intersegment Eliminations and Reclassifications	Total Other
Revenues
Net earned premiums	$—	$—	$—	$—
Net investment income	(1)	—	(2)	(3)
Gains (losses) on FG VIEs	1	—	—	1
Fair value gains (losses) on CIVs	—	19	—	19
Asset management revenues	—	(1)	—	(1)
Total revenues	—	18	(2)	16
Expenses
Interest expense	—	—	(2)	(2)
Total expenses	—	—	(2)	(2)
Equity in earnings (losses) of investees	—	(6)	—	(6)
Adjusted operating income (loss) before income taxes	—	12	—	12
Less: Provision (benefit) for income taxes	—	1	—	1
Less: Noncontrolling interest	—	9	—	9
Adjusted operating income (loss)	$—	$2	$—	$2

Summary

Assured Guaranty Ltd.
Summary of Financial and Statistical Data

	As of and for the Three Months Ended March 31, 2026	Year Ended December 31,
		2025	2024	2023	2022
	(dollars in millions, except per share amounts)
GAAP Summary Statements of Operations Data
Net earned premiums	$82	$380	$403	$344	$494
Net investment income	92	359	340	365	269
Total expenses	227	550	446	733	536
Income (loss) before income taxes and equity in earnings (losses) of investees	34	560	426	640	187
Income (loss) before income taxes	65	662	488	668	148
Net income (loss) attributable to AGL	88	503	376	739	124
Net income (loss) attributable to AGL per diluted share	1.91	10.26	6.87	12.30	1.92

GAAP Summary Balance Sheet Data
Total investments and cash	$9,218	$8,875	$8,784	$9,212	$8,472
Total assets	12,635	12,176	11,901	12,539	16,843
Unearned premium reserve	3,613	3,625	3,719	3,658	3,620
Loss and LAE reserve	310	309	268	376	296
Long-term debt	1,705	1,704	1,699	1,694	1,675
Shareholders’ equity attributable to AGL	5,542	5,663	5,495	5,713	5,064
Shareholders’ equity attributable to AGL per share	124.28	125.32	108.80	101.63	85.80
Claims-paying resources (1)(2)
Policyholders' surplus	$3,906	$4,033	$4,329	$4,807	$5,155
Contingency reserve	1,539	1,511	1,392	1,296	1,202
Qualified statutory capital	5,445	5,544	5,721	6,103	6,357
Unearned premium reserve and net deferred ceding commission income	2,977	2,982	2,964	2,955	2,941
Loss and LAE reserves	46	43	53	145	165
Total policyholders' surplus and reserves	8,468	8,569	8,738	9,203	9,463
Present value of installment premium	1,153	1,125	1,073	1,062	955
CCS and standby line of credit	400	400	400	400	400
Total claims-paying resources	$10,021	$10,094	$10,211	$10,665	$10,818
Ratios:
Net exposure to qualified statutory capital	52:1	51:1	46:1	41:1	36:1
Capital ratio	82:1	80:1	73:1	66:1	58:1
Financial resources ratio	44:1	44:1	41:1	37:1	34:1
Adjusted statutory net exposure to claims-paying resources	28:1	28:1	26:1	24:1	21:1
Par and Debt Service Written (Financial Guaranty and Specialty)
Gross debt service written:
Public finance - U.S.	$7,309	$48,974	$44,019	$41,902	$36,954
Public finance - non-U.S.	165	1,657	3,302	3,286	756
Structured finance - U.S.	1,534	530	1,495	2,130	1,120
Structured finance - non-U.S.	1,928	3,864	4,078	3,084	551
Total gross debt service written	$10,936	$55,025	$52,894	$50,402	$39,381

Net debt service written	$10,936	$55,020	$52,760	$50,402	$39,381
Net par written	7,511	32,911	31,695	28,960	22,047
Gross par written	7,511	32,916	31,829	28,960	22,047

	As of March 31, 2026	As of December 31,
Other Financial Information		2025	2024	2023	2022
	(in billions)
GAAP Basis - Financial Guaranty
Net debt service outstanding (end of period)	$441.5	$440.8	$416.0	$397.6	$370.0
Gross debt service outstanding (end of period)	442.1	441.4	416.5	398.0	370.2
Net par outstanding (end of period)	278.6	277.1	261.6	249.2	233.3
Gross par outstanding (end of period)	279.2	277.6	262.0	249.5	233.4
Statutory Basis - Financial Guaranty (2)
Net debt service outstanding (end of period)	$440.2	$439.4	$415.5	$396.4	$366.9
Gross debt service outstanding (end of period)	440.8	440.0	416.0	396.8	367.1
Net par outstanding (end of period)	277.5	275.9	260.9	247.8	230.3
Gross par outstanding (end of period)	278.1	276.5	261.4	248.2	230.5

1)    See page 16 for additional detail on claims-paying resources.
2)    Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for the Company’s U.S. domiciled insurance subsidiary, AG., are prepared on a stand-alone basis. As of March 31, 2026 and December 31, 2025 par outstanding and debt service outstanding exclude par associated with Loss Mitigation Securities.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations (1) (1 of 2)
(in millions, except per share amounts)

	Three Months Ended March 31, 2026	Year Ended December 31,
		2025	2024	2023	2022
Total GWP	$70	$256	$440	$357	$360
Less: Installment GWP and other GAAP adjustments (2)	36	105	300	247	145
Upfront GWP	34	151	140	110	215
Plus: Installment premiums and other (3)	39	135	262	294	160
Total PVP	$73	$286	$402	$404	$375

PVP:
Public finance - U.S.	$48	$206	$270	$212	$257
Public finance - non-U.S.	8	37	67	83	68
Structured finance - U.S.	7	13	25	68	43
Structured finance - non-U.S.	10	30	40	41	7
Total PVP	$73	$286	$402	$404	$375

Adjusted operating income reconciliation:
Net income (loss) attributable to AGL	$88	$503	$376	$739	$124
Less pre-tax adjustments:
Realized gains (losses) on investments	(15)	(40)	9	(14)	(56)
Non-credit impairment-related fair value gains (losses) on credit derivatives	(2)	6	14	106	(18)
Fair value gains (losses) of freestanding derivatives in the Annuity Reinsurance segment	(2)	—	—	—	—
Realized and unrealized fair value gains (losses) of the embedded derivative in funds withheld	(2)	—	—	—	—
Fair value gains (losses) on CCS	6	20	(10)	(35)	24
Foreign exchange gains (losses) on remeasurement of certain assets and liabilities	(18)	85	(26)	51	(110)
Total pre-tax adjustments	(33)	71	(13)	108	(160)
Less tax effect on pre-tax adjustments	6	(13)	—	(17)	17
Adjusted operating income (loss)	$115	$445	$389	$648	$267

Adjusted operating income per diluted share reconciliation:
Net income (loss) attributable to AGL per diluted share	$1.91	$10.26	$6.87	$12.30	$1.92
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.33)	(0.82)	0.16	(0.23)	(0.87)
Non-credit impairment-related fair value gains (losses) on credit derivatives	(0.05)	0.12	0.27	1.75	(0.27)
Fair value gains (losses) of freestanding derivatives in the Annuity Reinsurance segment	(0.04)	—	—	—	—
Realized and unrealized fair value gains (losses) of the embedded derivative in funds withheld	(0.04)	—	—	—	—
Fair value gains (losses) on CCS	0.13	0.40	(0.19)	(0.57)	0.37
Foreign exchange gains (losses) on remeasurement of certain assets and liabilities	(0.39)	1.74	(0.47)	0.84	(1.72)
Total pre-tax adjustments	(0.72)	1.44	(0.23)	1.79	(2.49)
Tax effect on pre-tax adjustments	0.13	(0.26)	—	(0.27)	0.27
Adjusted operating income (loss) per diluted share	$2.50	$9.08	$7.10	$10.78	$4.14

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    Includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, and GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
3)    Includes the present value of future premiums and fees on new business paid in installments, discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities. Includes the present value of future premiums and fees associated with other business written by the Company that, under GAAP, are accounted for under ASC 460, Guarantees.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(in millions, except per share amounts)

	As of March 31, 2026	As of December 31,
		2025	2024	2023	2022
ABV reconciliation:
Shareholders’ equity attributable to AGL	$5,542	$5,663	$5,495	$5,713	$5,064
Less pre-tax adjustments:
Non-credit impairment-related fair value gains (losses) on credit derivatives	52	55	49	34	(71)
Fair value gains (losses) on CCS	28	22	2	13	47
Unrealized gains (losses) on investment portfolio	(304)	(149)	(397)	(361)	(523)
Fair value gains (losses) of freestanding derivatives in the Annuity Reinsurance segment	(3)	—	—	—	—
Fair value gains (losses) of the embedded derivative in funds withheld	1	—	—	—	—
Less taxes	33	6	46	37	68
Adjusted operating shareholders’ equity	5,735	5,729	5,795	5,990	5,543
Pre-tax adjustments:
Less: DAC	197	192	176	161	147
Plus: Net present value of estimated net future revenue	190	194	202	199	157
Plus: Net deferred revenues on insurance contracts (1)	3,358	3,367	3,473	3,436	3,428
Plus taxes	(670)	(674)	(702)	(699)	(602)
ABV	$8,416	$8,424	$8,592	$8,765	$8,379

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity (net of tax provision (benefit) of $(2), $2, $0, $1, and $4)	$(8)	$8	$—	$5	$17
ABV (net of tax provision (benefit) of $(3), $1, $(2), $0, and $3)	$(13)	$3	$(6)	$—	$11

ABV per share reconciliation:
Shareholders’ equity attributable to AGL per share	$124.28	$125.32	$108.80	$101.63	$85.80
Less pre-tax adjustments:
Non-credit impairment-related fair value gains (losses) on credit derivatives	1.17	1.21	0.96	0.61	(1.21)
Fair value gains (losses) on CCS	0.62	0.48	0.05	0.22	0.80
Unrealized gains (losses) on investment portfolio	(6.80)	(3.28)	(7.86)	(6.40)	(8.86)
Fair value gains (losses) of freestanding derivatives in the Annuity Reinsurance segment	(0.07)	—	—	—	—
Fair value gains (losses) of the embedded derivative in funds withheld	0.01	—	—	—	—
Less taxes	0.74	0.13	0.90	0.66	1.15
Adjusted operating shareholders’ equity per share	128.61	126.78	114.75	106.54	93.92
Pre-tax adjustments:
Less: DAC	4.42	4.25	3.47	2.87	2.48
Plus: Net present value of estimated net future revenue	4.27	4.30	3.99	3.54	2.66
Plus: Net deferred revenues on insurance contracts (1)	75.30	74.51	68.75	61.12	58.10
Plus taxes	(15.02)	(14.91)	(13.90)	(12.41)	(10.22)
ABV per share	$188.74	$186.43	$170.12	$155.92	$141.98

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity per share	$(0.19)	$0.18	$0.01	$0.07	$0.28
ABV per share	$(0.29)	$0.07	$(0.13)	$—	$0.19

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Financial Guaranty Insurance
Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2025.

U.S. Public Finance:
General Obligation Bonds are full faith and credit obligations that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy property taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation and tax-backed revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or an income tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported obligations, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, and hospital districts.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, military housing, social infrastructure, student accommodation and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Glossary (continued)

Sectors (continued)
Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue or revenue relating to student accommodation.

Renewable Energy Bonds are obligations backed by revenue from renewable energy sources.

Other Public Finance Bonds include other debt issued, guaranteed or otherwise supported by U.S. national or local governmental authorities, as well as student loans, revenue bonds, housing revenue bonds and obligations of some not-for-profit organizations.

Non-U.S. Public Finance:
Regulated Utility Obligations are obligations issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities, supported by the rates and charges paid by the utilities’ customers. The majority of the Company’s non-U.S. regulated utility business is conducted in the U.K.

Infrastructure Finance Obligations are obligations issued by a variety of entities engaged in the financing of non-U.S. infrastructure projects, such as roads, airports, ports, social infrastructure, student accommodation, stadiums, and other physical assets delivering essential services supported either by long-term concession arrangements or a regulatory regime. The majority of the Company’s non-U.S. infrastructure business is conducted in the U.K.

Sovereign and Sub-Sovereign Obligations primarily includes obligations of local, municipal, regional or national governmental authorities or agencies outside of the U.S.

Renewable Energy Bonds are obligations secured by revenues relating to renewable energy sources, typically solar or wind farms. These transactions often benefit from regulatory support in the form of regulated minimum prices for the electricity produced. The majority of the Company’s non-U.S. renewable energy business is conducted in Spain.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations. The Company has not entered into a pooled infrastructure transaction since 2006.

Structured Finance:
Insurance Reserve Financings and Securitizations are transactions, including life insurance transactions, where obligations are secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Residential Mortgage Backed Securities are obligations backed by first and second lien mortgage loans on residential properties. The credit quality of borrowers covers a broad range, including “prime,” “subprime” and “Alt-A.” A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income. RMBS include home equity lines of credit, which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral. The Company has not provided insurance for RMBS in the primary market since 2008.

Fund Finance Facilities are primarily subscription finance which are credit facilities provided to closed-end private market funds, most frequently private-equity funds. The facilities are secured by the uncalled capital commitments of the limited partners (LPs) to the fund. The Company may guarantee new or existing facilities and on a single facility or portfolio basis. Assured Guaranty’s exposures are generally to facilities with characteristics that include a high-quality fund sponsor with strong historical performance, a diverse LP base composed primarily of institutional LPs and experienced bank lenders.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in “tranches,” with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Financial Products is the guarantee of certain business written by financial products companies owned by Dexia SA, which comprised guaranteed investment contracts, medium term notes and equity payment undertaking agreements associated with leveraged lease business. This business is being run off with the final maturity due in 2031. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the financial products business.

Glossary (continued)

Sectors (continued)
Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other U.S. and Non-U.S. Structured Finance Obligations categories above.

Specialty Business
The Company also guarantees specialty business with similar risk profiles to its structured finance exposures written in financial guaranty form. Specialty business includes, for example, diversified real estate, insurance reserve financings and securitizations, pooled corporate obligations and aircraft residual value insurance transactions.

Non-GAAP Financial Measures

The Company discloses both: (i) financial measures determined in accordance with GAAP; and (ii) financial measures not determined in accordance with GAAP (non-GAAP financial measures). Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

The Company’s management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity and/or ABV, each further adjusted to remove the effect of FG VIE and CIV consolidation, as the principal financial measures for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares and provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty.

Adjusted operating income, further adjusted for the effect of FG VIE and CIV consolidation, enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

GAAP requires the Company to consolidate entities where it is deemed to be the primary beneficiary which include FG VIEs, which the Company does not own and where its exposure is limited to its obligation under the FG insurance contract, and certain CIVs in which subsidiaries invest.

The Company discloses the effect of FG VIE and CIV consolidation that is embedded in each non-GAAP financial measure, as applicable. The Company believes this information may also be useful to analysts and investors evaluating Assured Guaranty’s financial results. In the case of both the consolidated FG VIEs and the CIVs, the economic effect on the Company of each of the consolidated FG VIEs and CIVs is reflected primarily in the results of the Financial Guaranty segment.

The Company’s management and AGL’s Board of Directors use non-GAAP financial measures further adjusted to remove the effect of FG VIE and CIV consolidation when the consolidation effects are not consistent with the Company’s economic interest or exposure to those entities (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses core financial measures in its decision-making process and as a basis for establishing target levels and awards under the Company’s executive incentive compensation programs. The financial measures that the Company uses to help determine compensation are: (i) adjusted operating income per share, further adjusted to remove the effect of FG VIE and CIV consolidation (core operating income per share); (ii) adjusted operating shareholders’ equity per share, further adjusted to remove the effect of FG VIE and CIV consolidation (core operating shareholders’ equity per share); (iii) ABV per share, further adjusted to remove the effect of FG VIE and CIV consolidation (core ABV per share); (iv) core operating return on equity, which is calculated as core operating income divided by the average of core operating shareholders’ equity at the beginning and end of the period; and (v) PVP.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Adjusted Operating Income: The Company’s management believes that adjusted operating income is a useful measure because it clarifies the understanding of the operating results of the Company and excludes certain items that, under U.S. GAAP, (i) may vary significantly from period to period due to near-term market conditions or are otherwise not directly comparable or reflective of the underlying performance of the Company’s business, (ii) result in asymmetrical accounting adjustments, and/or (iii) non-economic accounting adjustments. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on investments that are recognized in net income (loss) attributable to AGL, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit impairment-related fair value gains (losses) on credit derivatives that are recognized in net income (loss) attributable to AGL, which is the amount of fair value gains (losses) in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company’s credit spreads and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of changes in fair value of freestanding derivatives in the Annuity Reinsurance segment that economically hedge market movements in financial instruments and insurance liabilities (but are not in designated hedging relationships in accordance with GAAP). Certain mark-to-market movements of the hedged market risks are not reported in net income (loss) attributable to AGL, such as changes in the unrealized gains and losses on the available-for-sale investment portfolio due to fluctuations in exchange rates, and interest rates, and certain components of changes in insurance liabilities as a result of changes in interest rates. In addition, the timing of the recognition of mark-to-market movements as a result of inflation changes may not match the timing of the corresponding derivative gain and loss recognition.

Non-GAAP Financial Measures (continued)

4)    Elimination of the changes in fair value of the embedded derivative in funds withheld that are recognized in net income (loss) attributable to AGL related to realized and unrealized gains (losses) of the underlying investment portfolio, whose value may change significantly from period to period due to near term market conditions.

5)    Elimination of fair value gains (losses) on CCS that are recognized in net income (loss) attributable to AGL. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt and other market factors and are not expected to result in an economic gain or loss.

6)    Elimination of foreign exchange gains (losses) on remeasurement of assets and liabilities such as net premium receivables and insurance liabilities that are long term in nature that are recognized in net income (loss) attributable to AGL. Long-dated receivables and insurance reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

7)    Income tax allocated to the adjustments above.

Adjusted operating income per share is calculated by dividing adjusted operating income by the weighted average diluted shares. The method for calculating weighted average diluted shares is in accordance with GAAP.

Adjusted Operating Shareholders’ Equity and ABV: The Company’s management believes that adjusted operating shareholders’ equity is a useful measure because it excludes the fair value adjustments that are not expected to result in economic gain or loss. The Company’s management uses ABV, further adjusted to remove the effect of FG VIE and CIV consolidation, to measure the intrinsic value of the Company, excluding franchise value. The Company’s management believes that ABV is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses.

Adjusted operating shareholders’ equity per share and ABV per share, each further adjusted for FG VIE and CIV consolidation (core operating shareholders’ equity per share and core ABV per share, respectively), are two of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors.

Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit impairment-related fair value gains (losses) on credit derivatives that are reported on the consolidated balance sheet, which is the amount of fair value gains (losses) in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on CCS that are reported on the consolidated balance sheet. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on investments that are recorded as a component of accumulated other comprehensive income (AOCI). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore would not result in an economic gain or loss.

4)    Elimination of the fair value of freestanding derivatives in the Annuity Reinsurance segment that economically hedge market movements in financial instruments and insurance liabilities (but are not in designated hedging relationships in accordance with GAAP), such as changes in fair value on derivatives that hedge fluctuations in foreign exchange, interest rates and inflation on the available-for-sale investment portfolio.

5)    Elimination of the unrealized gains (losses) of the underlying investments in funds withheld arrangements.

6)    Income tax allocated to the adjustments above.

ABV is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue. See below.

Non-GAAP Financial Measures (continued)

3)    Addition of deferred income on insurance contracts (including deferred profit liability and, in the case of FG insurance contracts, the amount of deferred premium revenue in excess of expected loss to be expensed, net of reinsurance).

4)    Income tax allocated to the adjustments above.

Shares outstanding as of the end of the reporting period are used to calculate adjusted operating shareholders’ equity per share and ABV per share.

The unearned premiums and revenues included in ABV will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current ABV due to changes in foreign exchange rates, prepayment speeds, terminations, modifications, credit defaults, changes in assumptions for or actual experience of the annuity insurance business and other factors.

Adjusted Operating ROE: Adjusted Operating ROE represents adjusted operating income for a specified period divided by the average of adjusted operating shareholders’ equity at the beginning and the end of that period. Management believes that adjusted operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use adjusted operating ROE, adjusted for VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date adjusted operating ROE are calculated on an annualized basis. Adjusted operating ROE, adjusted for VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: The Company’s management believes that this amount is a useful measure because it enables an evaluation of the present value of estimated net future revenue for non-FG insurance contracts. This amount represents the net present value of estimated future revenue from these contracts (other than credit derivatives with net expected losses), net of reinsurance, ceding commissions and premium taxes.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than Loss Mitigation Securities. The discount rate is recalculated annually and updated as necessary. Net present value of estimated future revenue for an obligation may change from period to period due to a change in the discount rate or due to a change in estimated net future revenue for the obligation, which may change due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. There is no corresponding GAAP financial measure.

PVP or Present Value of New Business Production: The Company’s management believes that PVP is a useful measure because it enables the evaluation of the value of new business production in the Financial Guaranty segment by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as additional installment premiums and fees on existing contracts (which may result from supplements or fees or from the issuer not calling an insured obligation the Company projected would be called), regardless of form, which management believes GAAP GWP and changes in fair value of credit derivatives do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities. The discount rate is recalculated annually and updated as necessary. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on FG insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction.

Actual installment premiums may differ from those estimated in the Company’s PVP calculation due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, amendments to policies, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Director, Media Relations
(212) 408-6042
adurani@agltd.com